                                                                       EXHIBIT 6


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Independent Auditors" and to the use of our report dated February 23, 1998, as to American General Life Insurance Company, and our report dated August 12, 1998, as to American General Life Insurance Company Separate Account VL-R, in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 333-53909) of American General Life Insurance Company Separate Account VL-R.


                                         ERNST & YOUNG LLP



Houston, Texas
August 14, 1998